Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q (the “Report”) of 4D Molecular Therapeutics, Inc. (the “Company”) for the period ended June 30, 2026, David Kirn, as President and Chief Executive Officer of the Company, and Kristian Humer, as Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

a)
the Company’s Report for the period ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

b)
the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2026

By:	/s/ David Kirn
David Kirn
President and Chief Executive Officer
(Principal Executive Officer)

Dated: August 13, 2026

By:	/s/ Kristian Humer
Kristian Humer
Chief Financial Officer
(Principal Financial and Accounting Officer)